UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2021

OMNICOM GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

New York	1-10551	13-1514814
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Park Avenue, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 415-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.15 per share	OMC	New York Stock Exchange
0.800% Senior Notes due 2027	OMC/27	New York Stock Exchange
1.400% Senior Notes due 2031	OMC/31	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2021, Omnicom Management Inc. (the “Company”) entered into an employment agreement (“Employment Agreement”) with John D. Wren pursuant to which he will continue as Chairman and Chief Executive Officer of Omnicom Group Inc. (“OGI”).

The initial term of the Employment Agreement is through December 31, 2024, provided that the term shall automatically renew for successive one-year terms unless either party timely notifies the other of their intent not to renew the Employment Agreement. Except for a termination at the end of the then current term of the Employment Agreement by notice of non-renewal, the Employment Agreement may only be earlier terminated by the Company for cause (within the meaning of the Omnicom Group Inc. Senior Executive Restrictive Covenant and Retention Plan), due to death, or pursuant to Mr. Wren’s resignation for any reason. Although the Board of Directors of OGI (the “Board”) has the ability to relieve Mr. Wren of his duties and responsibilities and place him on a paid leave-of-absence, Mr. Wren would remain an employee and continue to receive his then current base salary and certain other benefits to which he is entitled for the balance of the term.

The Employment Agreement entitles Mr. Wren to an annual base salary of at least $1,000,000, subject to periodic review by the Compensation Committee of the Board (“Compensation Committee”), and incentive compensation as approved by the Compensation Committee.

The Employment Agreement also provides that with respect to any performance restricted stock unit agreement (each, a “PRSU Agreement”) entered into with Mr. Wren from time to time, in the event that he no longer serves as Chief Executive Officer of OGI, then the “Average Return on Equity” for purposes of the PRSU Agreement will be calculated based on one or more full calendar years of service while Mr. Wren served as Chief Executive Officer. If Mr. Wren steps down as the Chief Executive Officer of OGI, he will continue to serve as Executive Chairman while he is a member of the Board.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is included as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, dated as of July 21, 2021, by and between Omnicom Management Inc. and John D. Wren.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omnicom Group Inc.

	By:	/s/ Michael J. O’Brien
		Name:	Michael J. O’Brien
		Title:	Executive Vice President, General Counsel and Secretary

Date: July 22, 2021